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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements of Regis Corporation on Form S-3 (Nos. 333-28511, 333-49165, 333-78793, 333-89279 and 333-90809), and Form S-8 (Nos. 33-44867 and
         33-89882) of our report dated February 8, 2000 relating to the consolidated financial statements, which report is included in this Report on Form 8-K.



         /s/ PRICEWATERHOUSECOOPERS LLP

         PRICEWATERHOUSECOOPERS LLP



         Minneapolis, Minnesota
         February 11, 2000